Registration No. 333-________

==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ___________________
                                   Form S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                             ___________________

                                  CULP, INC.
           (Exact name of registrant, as specified in its charter)
     North Carolina                                          56-1001967
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)
                            101 South Main Street
                             Post Office Box 2686
                    High Point, North Carolina 27261-2686
                  (Address of principal executive officers)
                             ___________________

                                  Culp, Inc.
                            1993 Stock Option Plan
                           (Full title of the plan)
                             ___________________

                              PHILLIP W. WILSON
                  Vice President and Chief Financial Officer
                                  Culp, Inc.
                            101 South Main Street
                             Post Office Box 2686
                    High Point, North Carolina 27261-2686
                   (Name and address of agent for service)
                                (336) 889-5161
        (Telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                      Proposed maximum    Proposed maximum
   Title of securities                  Amount to be   offering price    aggregate offering     Amount of
     to be registered                   registered        per unit           price           registration fee
=============================================================================================================
Common Stock, $.05 par value             350,000(1)        $3.56(2)        $1,246,000(2)         $311.50
(including options under the Culp,
Inc. 1993 Stock Option Plan and
including associated rights to
purchase Series A Participating
Preferred Stock) (3)
=============================================================================================================

(1)   Pursuant to Rule 416 under the Securities Act of 1933, as amended,  this registration  statement  also  relates  to an  indeterminate  number  of additional  shares of common stock  issuable  with respect to the shares registered  hereunder in the event of a stock split,  stock  dividend or other similar transaction.
(2)   In  accordance  with Rule  457(h)(1) of  Regulation C, the price for the shares is computed  on the basis of the average  high and low prices for
      Common  Shares  on April  18,  2001 as  reported  on the New York  Stock
      Exchange.
(3)   Each share of Common  Stock of the  Company  has one  attached  right to purchase  Series  A  Participating  Preferred  Stock  under  the  Rights
      Agreement  dated as of October 8, 1999 between Culp,  Inc. and Equiserve
      Trust Company, N.A., as Rights Agent.
=============================================================================================================

                     PART II INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The  following   documents   filed  with  the  Securities  and  Exchange
Commission by Culp, Inc. (the "Company") are incorporated by reference into this registration statement:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2000, as amended;

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of its latest fiscal year, as amended; and

      (c) The description of the Common Stock, par value $.05 per share ("Common Stock") of the Company set forth in the Company's registration statements filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such descriptions.

      All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

      Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document (which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 6.  Indemnification of Directors and Officers.

      Section 55-2-02 of the North Carolina Business Corporation Act (the "North Carolina Corporation Act") enables a North Carolina corporation in its articles of incorporation to eliminate or limit, with certain exceptions, the personal liability of a director for monetary damages for breach of duty as a director. No such provision is effective to eliminate or limit a director's liability for (i)-acts or omissions that the director at the time of the breach knew or believed to be clearly in conflict with the best interests of the corporation, (ii)-improper distributions described in Section 55-8-33 of the North Carolina Corporation Act, (iii)-any transaction from which the director derived an improper personal benefit, or (iv)-acts or omissions occurring prior to the date the exculpatory provision became effective. The Company's Articles of Incorporation limit the personal liability of its directors to the fullest extent permitted by the North Carolina Corporation Act.

      Sections 55-8-50 through 55-8-58 of the North Carolina Corporation Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative, because of the fact that such person was a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee (i)-conducted himself in good faith,
(ii)-reasonable believed (1)-that any action taken in his official capacity with the corporation was in the best interest of the corporation or (2)-that in all other cases his conduct at least was not opposed to the corporation's best interest, and (iii)-in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with
Section 55-8-55 of the North Carolina Corporation Act. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

      In addition to, and notwithstanding the conditions and limitations on indemnification described above under the statutory scheme, Section 55-8-57 of the North Carolina Corporation Act permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorneys' fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person seeking indemnification to be clearly in conflict with the best interests of the corporation. Because the Company's Bylaws provide for indemnification to the fullest extent permitted under the North Carolina Corporation Act, the Company may indemnify its directors, officers and employees in accordance with either the statutory or the nonstatutory standard.

      Sections 55-8-52 and 55-8-56 of the North Carolina Corporation Act require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful on the merits or otherwise in the defense of any proceeding to which such director or officer was, or was threatened to be made, a party because he is or was a director or officer of the corporation. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Section 55-8-54 and 55-8-56 of the North Carolina Corporation Act.

      Additionally, Section 55-8-57 of the North Carolina Corporation Act authorizes a corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the North Carolina Corporation Act to indemnify such party. The Company's directors and officers are currently covered under the directors' and officers' insurance policies maintained by the Company that will indemnify such persons against certain liabilities arising from acts or omissions in the discharge of their duties.

Item 8.  Exhibits.

   Exhibit Number                            Description
         4.1 Culp, Inc. 1993 Stock Option Plan (incorporated by reference to Exhibit 10(o) of the Company's Annual Report on Form 10-K for the fiscal year ended May 2,
                      1993)

         4.2 Amendments to Culp, Inc. 1993 Stock Option Plan (incorporated by reference to Exhibit 10(rr) of the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2000)

         4.3 Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3(i) of the Company's Quarterly Report on Form 10-Q for the period ended January 29, 1995)

         4.4 Articles of Amendment, dated October 5, 1999, to the Company's Articles of Incorporation (incorporated by reference to Exhibit 3(iii) of the Company's Quarterly Report on Form 10-Q for the period ended October 31,
                      1999)

         4.5 Restated and Amended Bylaws of the Company, as amended (incorporated by reference to Exhibit 3(b) of the Company's Annual Report on Form 10-K for the fiscal year ended April 28, 1991)

         4.6 Rights Agreement, dated as of October 18, 1999, between the Company and Equiserve Trust Company, N.A., as Rights Agent, including the form of Articles of Amendment with respect to the Series A Participating Preferred Stock included as Exhibit A to the Rights Agreement, the forms of Rights Certificate included as Exhibit B to the Rights Agreement, and the form of Summary of Rights included as Exhibit C to the Rights Agreement (incorporated by reference to Exhibit 99.1 to the Company's Form 8-K dated October 12, 1999)

         5            Opinion  of  Robinson,   Bradshaw  &  Hinson,  P.A.  with
                      respect to the validity of the shares being offered

        23.1 Consent of Robinson, Bradshaw & Hinson, P.A. (contained in Exhibit 5)

        23.2          Consent of KPMG LLP

        24.1          Power of Attorney of Robert T. Davis,  dated February 27,
                      2001

        24.2          Power of  Attorney  of H. Bruce  English,  dated March 7,
                      2001

        24.3          Power of Attorney of Patrick B.  Flavin,  dated March 19,
                      2001

        24.4          Power of Attorney of Patrick H.  Norton,  dated  February
                      26, 2001

        24.5          Power of Attorney of Earl N.  Phillips,  Jr., dated March
                      1, 2001

        24.6          Power of Attorney  of Judith C.  Walker,  dated  February
                      26, 2001


Item 9.  Undertakings.

      The Company hereby undertakes as follows:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3)   To  remove  from   registration  by  means  of  a   post-effective
amendment any of the securities being registered that remain unsold at the termination of the offering;

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of High Point, State of North Carolina on this 19th day of April, 2001.

                                    CULP, INC.

                                    By:   /s/ ROBERT G.CULP, III
                                          Robert G. Culp, III
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                         Title                Date
       /s/ ROBERT G. CULP, III        Chairman of the Board of  April 19, 2001
------------------------------------- Directors and Chief
         Robert G. Culp, III          Executive Officer

       /s/ HOWARD L. DUNN, JR.        President, Chief          April 19, 2001
------------------------------------- Operating Officer and
         Howard L. Dunn, Jr.          Director

        /s/ FRANKLIN N. SAXON         Senior Vice President,    April 19, 2001
------------------------------------- President of the Culp
          Franklin N. Saxon           Velvets/Prints Division
                                      and Director

        /s/ PHILLIP W. WILSON         Vice President and Chief  April 19, 2001
------------------------------------- Financial Officer
          Phillip W. Wilson           (Principal Financial and
                                      Accounting Officer)

        /s/ ROBERT T. DAVIS*          Director                  April 19, 2001
-------------------------------------
           Robert T. Davis

        /s/ H. BRUCE ENGLISH*         Director                  April 19, 2001
-------------------------------------
          H. Bruce English

       /s/ PATRICK B. FLAVIN*         Director                  April 19, 2001
-------------------------------------
          Patrick B. Flavin

       /s/ PATRICK H. NORTON*         Director                  April 19, 2001
-------------------------------------
          Patrick H. Norton

     /s/ EARL N. PHILLIPS, JR.*       Director                  April 19, 2001
-------------------------------------
          Earl N. Phillips

        /s/ JUDITH C. WALKER*         Director                  April 19, 2001
-------------------------------------
          Judith C. Walker

*By:  /s/ PHILLIP W. WILSON
      (Phillip W. Wilson, Attorney-in-Fact)

                                EXHIBIT INDEX

   Exhibit Number                            Description
         4.1 Culp, Inc. 1993 Stock Option Plan (incorporated by reference to Exhibit 10(o) of the Company's Annual Report on Form 10-K for the fiscal year ended May 2,
                      1993)

         4.2 Amendments to Culp, Inc. 1993 Stock Option Plan (incorporated by reference to Exhibit 10(rr) of the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2000)

         4.3 Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3(i) of the Company's Quarterly Report on Form 10-Q for the period ended January 29, 1995)

         4.4 Articles of Amendment, dated October 5, 1999, to the Company's Articles of Incorporation (incorporated by reference to Exhibit 3(iii) of the Company's Quarterly Report on Form 10-Q for the period ended October 31,
                      1999)

         4.5 Restated and Amended Bylaws of the Company, as amended (incorporated by reference to Exhibit 3(b) of the Company's Annual Report on Form 10-K for the fiscal year ended April 28, 1991)

         4.6 Rights Agreement, dated as of October 18, 1999, between the Company and Equiserve Trust Company, N.A., as Rights Agent, including the form of Articles of Amendment with respect to the Series A Participating Preferred Stock included as Exhibit A to the Rights Agreement, the forms of Rights Certificate included as Exhibit B to the Rights Agreement, and the form of Summary of Rights included as Exhibit C to the Rights Agreement (incorporated by reference to Exhibit 99.1 to the Company's Form 8-K dated October 12, 1999)

         5            Opinion  of  Robinson,   Bradshaw  &  Hinson,  P.A.  with
                      respect to the validity of the shares being offered

        23.1 Consent of Robinson, Bradshaw & Hinson, P.A. (contained in Exhibit 5)

        23.2          Consent of KPMG LLP

        24.1          Power of Attorney of Robert T. Davis,  dated February 27,
                      2001

        24.2          Power of  Attorney  of H. Bruce  English,  dated March 7,
                      2001

        24.3          Power of Attorney of Patrick B.  Flavin,  dated March 19,
                      2001

        24.4          Power of Attorney of Patrick H.  Norton,  dated  February
                      26, 2001

        24.5          Power of Attorney of Earl N.  Phillips,  Jr., dated March
                      1, 2001

        24.6          Power of Attorney  of Judith C.  Walker,  dated  February
                      26, 2001